UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934
April 26, 2012

Date of Report (Date of earliest event reported)
FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

920 Memorial City Way, Suite 800
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 281-949-2500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On April 26, 2012, Forum Energy Technologies, Inc. (the "Company") issued a press release announcing earnings for the quarter ended March 31, 2012. A copy of the release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
The information contained in this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is provided as part of the information furnished under Item 2.02 of this Current Report on Form 8-K:

Exhibit No.	Exhibit Title or Description
99.1	Forum Energy Technologies, Inc. press release dated April 26, 2012.

Exhibit 99.1 to this report contains “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Exchange Act . The non-GAAP financial measures reflect earnings before interest, taxes, depreciation and amortization expense (“EBITDA”). A reconciliation of EBITDA to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) is included as an attachment to the press release. The Company believes the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company's financial results prepared in accordance with GAAP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2012	FORUM ENERGY TECHNOLOGIES, INC.
/s/ James W. Harris
James W. Harris
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Title or Description
99.1	Forum Energy Technologies, Inc. press release dated April 26, 2012.